UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 26, 2019
WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan		49022-2692
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange and New York Stock Exchange
0.625% Senior Notes due 2020	WHR 20	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on April 24, 2018, Whirlpool Corporation ("Whirlpool") and certain of its subsidiaries entered into a purchase agreement with Nidec Corporation ("Nidec") to sell Whirlpool's Embraco business unit (the “Purchase Agreement”).

On June 26, 2019, Whirlpool and Nidec received the European Commission’s final approval of Whirlpool’s sale of Embraco to Nidec (the “Transaction”).  European Commission approval was the only remaining pre-closing antitrust approval required for the Transaction.

The parties expect to close the Transaction in early July.  At closing, pursuant to the Purchase Agreement and a subsequent agreement memorializing the purchase price adjustment, Nidec will pay an estimated $1.1 billion to Whirlpool, in consideration for the sale of Embraco.

Whirlpool has agreed to repay outstanding term loan amounts under its $1 billion term loan agreement with Citibank, N.A., as administrative agent, and certain other financial institutions (the “Term Loan”), with the net cash proceeds received from the closing.  Whirlpool anticipates that the Term Loan amounts will be repaid in the third quarter of 2019.

Whirlpool Corporation Additional Information
Certain statements in this current report relating to Whirlpool's expectations for transaction closing and term loan repayment constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements.

Reference should also be made to the factors discussed under “Risk Factors” in Whirlpool’s periodic filings with the Securities and Exchange Commission. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Whirlpool assumes no obligation to update or revise them to reflect new events or circumstances.

Website Disclosure
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2019		WHIRLPOOL CORPORATION

	By:	/s/ BRIDGET K. QUINN
	Name:	Bridget K. Quinn
	Title:	Assistant General Counsel and Corporate Secretary